Exhibit 99.1

Safe Harbor Financial to Present at Trickle Research Microcap Conference on November 13

CEO Terry Mendez to Highlight Pivotal Achievements, Early Turnaround in Operations, And Growth Strategy

GOLDEN, CO – November 12, 2025 – SHF Holdings, Inc., d/b/a Safe Harbor Financial (“Safe Harbor”) (Nasdaq: SHFS), a leading fintech platform serving the regulated cannabis industry, today announced that Chief Executive Officer Terry Mendez will present at the Trickle Research Microcap Conference on Thursday, November 13, 2025, at TopGolf in Centennial, Colorado. The presentation will also be webcast live and archived.

Date and time:	Thursday, November 13, 2025 at approximately 11:44am MST / 1:44pm EST
Location:	TopGolf, Centennial, CO
Format:	In-person and Virtual
Live Webcast:	https://www.youtube.com/live/JFwnC8YEvtc
Conference Info:	Trickle Research Conference Website [trickleresearch.com]

This will be Safe Harbor’s second investor-facing event since Terry Mendez became Chief Executive Officer in February 2025. Mr. Mendez is expected to share insights into Safe Harbor’s strategic direction, Safe Harbor’s approach to scaling its platform in the evolving cannabis financial services landscape, and key achievements since joining, including:

●	The resolution of the Company’s near-term liquidity issues while re-establishing compliance with the Nasdaq listing requirements, by completing a $24M recapitalization which eliminated $19M in debt;
●	As of September 30, 2025, Safe Harbor has $6.8M in cash and Series B proceeds receivable, which were fully received by October 8. Cash is now sufficient to fund the next 12 months of operations, allowing the Company to strategically pursue accretive opportunities;
●	Increasing average monthly deposit balances to $108M as of September 30, 2025, up 6% quarter over quarter and down only 3% year-over-year;
●	Increasing average active accounts by 2% quarter-over-quarter and 4% year-over-year to 774 as of September 30, 2025. Winning back and attracting new CRBs onto the Safe Harbor platform;
●	Safe Harbor generated $179,508 of net income, or $0.06 per diluted share, for the three months ended September 30, 2025, after reflecting a $3.3M gain on settlement of forward purchase obligations exchanged for Series B Convertible Preferred Stock and Warrants;
●	Restructuring of the management team and Board of Directors, acquiring talent with deep cannabis domain expertise, and leveraging stock-based compensation to align incentives with performance.

Expect Mr. Mendez to outline Safe Harbor’s new growth strategy and to discuss how regulatory shifts—including cannabis rescheduling, the proposed ban on intoxicating hemp, and the SAFER Banking Act—could reshape the financial landscape for cannabis businesses and their banking partners.

“Over the past 9 months, we’ve taken the necessary steps to ensure the long-term success of Safe Harbor Financial, and we are confident the foundation and strategy are in place,” said Terry Mendez, CEO of Safe Harbor Financial. “As we execute on our growth strategy going forward, we are laser focused on scaling our platform, expanding our services, and delivering long-term value across the cannabis finance ecosystem.”

Investors and interested parties are welcome and encouraged to attend virtually or in person. One-on-one meetings with Mr. Mendez will be available throughout the event.

For one-on-one meetings outside the conference, please contact Safe Harbor’s investor relations team at safeharbor@KCSA.com.

For more information regarding Trickle Research, visit Trickle Research.

About Safe Harbor:

Safe Harbor is a cannabis-exclusive financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant cannabis banking in the U.S., Safe Harbor has facilitated more than $26 billion in cannabis-related transactions across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support—built exclusively for cannabis. For more information, visit www.SHFinancial.org.

Cautionary Statement Regarding Forward-Looking Statements:

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to Safe Harbor’s ability to satisfy the required conditions to utilize the ELOC, market conditions that may impact Safe Harbor’s ability to access the ELOC on acceptable terms or at all, the possibility that the ELOC may not be fully utilized, expected use of proceeds from the ELOC, trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Safe Harbor Investor Relations Contact:

ir@SHFinancial.org

Safe Harbor Media Relations Contact:

Ellen Mellody
570-209-2947

safeharbor@kcsa.com